UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  February 12, 2014

(Date of earliest event reported)

JOHN DEERE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6458	36-2386361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East First Street

Suite 600

Reno, Nevada 89501

(Address of principal executive offices and zip code)

(775) 786-5527

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02

and 8.01                        Results of Operations and Financial Condition and Other Events.

Net income attributable to John Deere Capital Corporation was $136.5 million for the first quarter, compared with $105.0 million last year. Results improved for the quarter primarily due to growth in the credit portfolio and a more favorable effective tax rate, partially offset by less favorable financing spreads.

Net receivables and leases financed by JDCC were $30.019 billion and $26.329 billion at January 31, 2014 and 2013, respectively.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

(99.1)   Press release and supplemental financial information of Deere & Company (Filed herewith)

Items 2.02

and 7.01                        Results of Operations and Financial Condition and Regulation FD Disclosure (Furnished herewith)

The schedules of Deere & Company Other Financial Information (Exhibit 99.2) and First Quarter 2014 Earnings Conference Call Information (Exhibit 99.3) are furnished under Form 8-K Items 2.02 and 7.01 (Incorporated by reference from Items 2.02 and 7.01 of Deere & Company’s Current Report on Form 8-K dated February 12, 2014, file number (1-4121)). The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent John Deere Capital Corporation specifically incorporates the information by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN DEERE CAPITAL CORPORATION

	By:	/s/ Gregory R. Noe
Gregory R. Noe
Secretary
Dated: February 12, 2014

Exhibit Index

Number and Description of Exhibit

(99.1)

 Press release and supplemental financial information of Deere & Company (Incorporated by reference from Item 9.01 of Deere & Company’s Current Report on Form 8-K dated February 12, 2014, file number (1-4121)). (Filed herewith)

(99.2)

Other Financial Information of Deere & Company (Incorporated by reference from Items 2.02 and 7.01 of Deere & Company’s Current Report on Form 8-K dated February 12, 2014, file number (1-4121)). (Furnished herewith)

(99.3)

First Quarter 2014 Earnings Conference Call Information of Deere & Company (Incorporated by reference from Items 2.02 and 7.01 of Deere & Company’s Current Report on Form 8-K dated February 12, 2014, file number (1-4121)). (Furnished herewith)